SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  EQUISURE INC
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A


                           Proxy Statement Pursuant to
               Section 14A of the Securities Exchange Act of 1934


                                  Equisure Inc.
             (Exact name of registrant as specified in its Charter)


                          Common Stock $.001 par value
                                 (Title of Class
                                 of Securities)

                                   29444K 10 8
                      (CUSIP Number of Class of Securities)


        Minnesota                   0-23178                    41-1309882
(State of Incorporation)     (Commission file number)         (IRS Employer
                                                          Identification Number)


                                 Charles Clayton
                           527 Marquette, Suite 1800,
                          Minneapolis, Minnesota 55402
                                 (612) 338-3738
                  (Name, address and telephone number of person
            authorized to receive notice and communications of behalf
                           of person filing statement)

ITEM 1. DATE, TIME AND PLACE INFORMATION

         The special meeting of shareholders of Equisure, Inc., will be held at 527 Marquette, #1800, Minneapolis, Minnesota, on the 30th day of September, 1996, at 9:00 a.m.

         This Proxy Statement and form of proxy are being mailed to the shareholders of Equisure, Inc. on or about September 1, 1996.


ITEM 2. REVOCABILITY OF PROXY

         The proxy is not revokable.


ITEM 3. DISSENTER'S RIGHT OF APPRAISAL

         All holders of outstanding shares of common stock of the company have the right under Section 302A.471 of the Minnesota Statutes to dissent from the Exchange and to obtain the fair value of their shares. Any shareholder seeking to exercise his rights must follow the procedure specified in Section 302A.473 of the Minnesota Statutes. Copies of Minnesota Statutes, Section 302A.471 (Rights of dissenting shareholders) and 302A.473 (procedures for asserting dissenters' rights) are attached to this Proxy Statement.

         A shareholder may assert dissenters' rights only as to all of the shares registered in his or her name unless the shareholder dissents with respect to all of the shares which are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. Shareholders who have the right to exercise dissenters' rights and obtain payment for their shares do not have a right at law or in equity to have the proposed action at the special meeting set aside or rescinded, except when the action is fraudulent with regard to the shareholder or the corporation.

         A shareholder that desires to dissent must give written notice to Equisure, Inc., 1800 Rand Tower, 527 Marquette, Minneapolis, Minnesota 55402.


ITEM 4. PERSONS MAKING THE SOLICITATION

         The solicitation is made by the registrant. There is no director that intends to oppose any action.


ITEM 5. INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         George N. Berger, President of the Company was paid $70,000 as a result of his accrued compensation, and for money due to him for expenses for before October, 1992. The compensation and expenses ceased in October, 1992 by agreement with the company because there was no activity in the company. All other interests are on a per share pro rata basis.


ITEM 6. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The company knows of no person who is the beneficial owner of more than 5% of the company's voting securities, and all of these securities have been held for more than the past two years, except as follows:

Name of Beneficial Owner     Number of Shares         % of Ownership
- --------------------------------------------------------------------------------
Equihot Delfstoffen N.V.       1,269,703                      22%

David Sachman                    248,500                       4%

Barrie Harding                   100,000                       2%

Gerda Elsen                      100,000                       2%

Peter Uttley                     100,000                       2%

All officers and
Directors as a group           1,798,203                      32%


ITEM 7. DIRECTORS AND EXECUTIVE OFFICERS

         The officers and directors of the company until May 10, 1996 held office for more than the past two years. There was no audit, compensation, nominating or any other committee of the Board of Directors. There was one meeting of the Board of Directors in the past year, all directors voted. They were as follows:

Name                                   Age           Position
- ----                                   ---           --------
George N. Berger                       39         President and  Director

Donald E. Densmore                     60         Director

Wayne E. Densmore                      65         Director

John P. Porter                         69         Director

         GEORGE N. BERGER, President, Chief Financial Officer, Secretary and Director. Mr. Berger has a degree in Economics from Concordia College and an MBA from the University of Minnesota. He has served as an officer and director of the company since November, 1991.

         DONALD E. DENSMORE, Director. Mr. Densmore has been a director of the company since 1980, and was president from 1982 to 1991. From 1992 to 1995 he was an executive of K. H. Watts Co. a manufacturers representative.

         WAYNE E. DENSMORE, Director. Mr. Densmore has been a director of the company since 1980, and was secretary from 1982 to 1991. Mr. Densmore was the President of International Blending Company for 22 years until its sale in 1992, and remained the general manager until his retirement in 1995.

         JOHN P. PORTER, Director. Mr. Porter was been a director of the company since 1980. He is now retired, before retirement he was National Sales Manager for Heidelberg Eastern, Inc.


         The following information sets forth information as to the persons who are Officers and Directors of Equisure, Inc. following May 10, 1996:

Name                          Age               Position
- ----                          ---               --------

P. G. Uttley                  65         Chairman and a Director

B. Harding                    47         President and a Director

Gerda Elsen                   36         Director

D. J. Sachman                 51         Chief Financial Officer and a Director


         P. G. UTTLEY, Chairman and a Director. Mr. Uttley is British, and has been in the insurance business since 1959. At this time he is Chairman of Owen & Wilby, Chairman of Owl Holdings Limited, Fonde de Pouvoir of Equihot Societe Anonyme Monegasque, Director of Equihot Verzekering N.V., Director of Equihot Herverzekering N.V. and Chairman of P & B Limited.

         BARRIE HARDING, President and a Director. Mr. Harding is British and has been in the insurance business since 1965. From 1989 to 1993 he was Managing Director of Hull & Co., Ltd., during 1994 he was a member of the board of Hogg Insurance Brokers, Ltd., from January, 1995 to February, 1996 he was with Harding Associates, and from February, 1996 to the present he has been a director of Equihot insurance companies.

         GERDA ELSEN, Director - Actuarial/Insurance Accounts. Mrs. Elsen is Belgian, and has been in the insurance business since 1987. From 1987 to 1995 she was with Area Benefits Network International Services S.G., a Professor of mathematics at E.H.S.A.L., and an Actuary at Hewitt CBC S.A. From January, 1996 she has been a Director of Equihot Herverzekering N.V.

         DAVID SACHMAN, Chief Financial Officer and a Director. Mr. Sachman is a citizen of South Africa. He has been employed since 1988 as Director of Equihot Finance Trust and the Equihot companies.


ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         There are no officers or directors that received compensation in excess of $60,000 or more during the last year. Mr. Berger had an employment contract with the company, however, all pay has been suspended since October, 1992, and he has agreed to waive all claims for salary as a result of the Agreement and Plan of Exchange. There is no bonus, profit sharing, pension, retirement or any other compensation plan for any officer or director of the company.


ITEM 9. INDEPENDENT PUBLIC ACCOUNTANTS

         The accountants for the company were McGladrey & Pullen, L.L.P. After the special shareholder meeting on May 10, 1996 Stirtz Bernards Boyden Surdel & Larter (Moores Rowland International), of Minneapolis, Minnesota, has acted as United States accountants. There were no adverse opinions, or disclaimer of opinion or qualified opinions. There were no opinions modified as to audit scope or disagreements of audit policy. There has been free discussion between the former and present accountants. There is no audit committee of the company.

         The principal accountant for the current year is not expected to be present at the special meeting of shareholders, they are not expected to make a statement and are not expected to be available to answer appropriate questions.


ITEM 10. COMPENSATION PLANS

         The registrant has no compensation plans, and no action with respect to any such plan will be taken at the special shareholders meeting.



ITEM 11. AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

         The Board of Directors has entered into an agreement with Equihot Delfstoffen, N.V. a Belgian Corporation for a Plan of Exchange of Equihot Herverzekering N.V. Under the terms of the agreement Equihot Delfstoffen N.V. transfered all of the issued and outstanding shares of Equihot Herverzekering N.V. to the Company in exchange for 5,297,041 shares. The result was the same number of shares issued and outstanding before the reverse stock split.


ITEM 12. MODIFICATION OR EXCHANGE OF SECURITIES

         There will be no modification of any class of securities of the registrant except for the reverse stock split. Equihot Delfstoffen N.V. transferred all of the issued and outstanding shares of Equihot Herverzekering N.V. to the Company in exchange for 5,297,041 shares.


ITEM 13. FINANCIAL AND OTHER INFORMATION

         The following is the unaudited pro forma condensed balance sheet, as of December 31, 1995 for both Aloe Vera and Equihot, showing the condensed balance sheet items, and the total for both combined, under generally accepted accounting principles of the United States.

                                             Historical                 Pro forma
                                             ----------                 ---------
                                    Aloe Vera        Equihot
                                    ---------        -------
Assets
  Investments                       $     --         $15,790,358        $15,790,358
  Cash and cash equivalents         $     --         $32,216,805        $32,216,805
  Other Assets                      $     --         $10,945,983        $10,945,983
                                                     -----------        -----------

                                    $     --         $58,953,146        $58,953,146
                                                     -----------        -----------

Liabilities and Stockholders Equity
  Liabilities                       $  68,693        $ 8,115,819        $ 8,184,512
  Underwriting Reserves             $     --         $16,909,846        $16,909,846
  Stockholders Equity               $ (68,693)       $33,927,481        $33,858,788
                                    ----------       -----------        -----------
  Book Value per Share              $    (.01)       $      6.08        $      6.07
                                    $     --         $58,953,146        $58,953,146
                                    ----------       -----------        -----------



         The following is the unaudited pro forma condensed income statement, as of December 31, 1995 for both Aloe Vera and Equihot, showing the condensed income statement items, and the total for both combined, under generally accepted accounting principles of the United States.

                                     Historical                   Pro forma
                                     ----------                   ---------
                               Aloe Vera    Equihot
                               ---------    -------

Total Revenues               $     --            $  5,645,950   $  5,645,950
Investment Income            $     --            $  1,272,547   $  1,272,547
Expenses                     $     4,062         $  5,705,231   $  5,709,293
                             ------------        ------------   ------------

Income (Loss)                $    (4,062)        $  1,213,266   $  1,209,204
Per Share                    $    (.0007)        $        .22   $        .22


ITEM 14. MERGERS, CONSOLIDATIONS, ACQUISITIONS, ACQUISITIONS AND SIMILAR MATTERS

         Equisure, Inc., 527 Marquette #1800, Minneapolis, Minnesota 55402,
(612) 338-3738.

         Equihot Herverzekering N.V. is a corporation, incorporated in Belgium, and was a wholly owned subsidiary of Equihot Delfstoffen N.V., also a Belgian corporation. The parent company is a metals trading company that trades in raw, refined or constructed products of metal throughout the world. Equihot Herverzekering N.V. was started as a reinsurance subsidiary of the parent company.

         Equihot Herverzekering N.V. principally does business with companies in the metal trading business. It only writes reinsurance, not the primary insurance. The reinsurance is limited principally to that of financial or political risks associated with the delivery of metal products, usually defined as raw, refined or constructed products, warehoused or in transit, as a result of the risks of political insurrection, riots, strikes and other malicious acts, including terrorism; and relating to the movement of cargo by land, sea or air, including the ship's hulls and light aircraft.

         Equihot Herverzekering N.V. principally underwrites:
(A)      Financial Risk reinsurance on the basis of:-
         "An actual loss being incurred by the insured as a result of the failure of a trading partner to complete agreed contracts of purchase from the insured leading to a breach of contract." The coverage is provided to original insureds in the mining and metal trading sectors.

(B)      Political Risk reinsurance on the basis of:-
         "An actual loss being incurred by the insured as a result of seizure or destruction of goods, due to Civil War, Riots, Strikes and Illegal Civil Unrest". As in (A) this coverage is provided to original insureds in the mining and metal trading sectors. In geographical terms, primarily Australia, Indonesia, South Africa and Zambia.

         Reinsurance derived from the insurable risks detailed in A and B, accounted for premiums written of $18,941,368 for the financial year ending 31 December 1994 and $26,011,236 for 1995. The projected premiums written for 1996 from these classes is approximately $30,000,000.

         Equihot Herverzekering N.V. also has a policy of entering into an agreement with one specific producer in one geographical area. The reason is to avoid conflict between producers, and also to maintain a desired rating structure and any downward pressure from competing brokers in the same market.

         The close association with the parent company has led to a desirable risk structure, and there have been no losses from claims on an as if basis in the past seven years. Equihot Herverzekering N.V. branched out in 1995 to write reinsurance for other major international companies active in metal trading. In keeping with the prior method of operation the company only enters into arrangements with insurance companies with a proven risk management experience, and an acceptable level of loss ratio.

         The Board of Directors has entered into an agreement with Equihot Delfstoffen, N.V. a Belgian Corporation for an Agreement for Plan of Exchange of Equihot Herverzekering N.V. Under the terms of the agreement Equihot Delfstoffen N.V. transfered all of the issued and outstanding shares of Equihot Herverzekering N.V. to the Company in exchange for 5,297,041 shares.

         The reason for engaging in the transaction is that the registrant was a shell company for several years in search for an operating company, and management of the registrant felt that this was a desirable transaction.

         There are no material differences in the rights of security holders of the registrant as a result of this transaction, other than the reverse stock split.

         The accounting treatment of the transaction is as a Plan of Exchange, the accounting will be done on a consolidated basis of the two corporations.

         There are no federal income tax consequences of the transaction.

         The securities issued to Equihot Delfstoffen N.V. were common shares of the registrant. Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

         No dividends have ever been declared, and therefore there are no dividends in arrears.


ITEM 15. ACQUISITION OR DISPOSITION OF PROPERTY

         Not Applicable


ITEM 16. RESTATEMENT OF ACCOUNTS

         Not Applicable


ITEM 17. ACTION WITH RESPECT TO REPORTS

         Not Applicable


ITEM 18. MATTERS NOT REQUIRED TO BE SUBMITTED

         Not Applicable


ITEM 19. AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

         After the May 10, 1996 special meeting of shareholders the registrant filed an amendment to its Articles of Incorporation with the Secretary of State of Minnesota to change the name to Equisure, Inc.


ITEM 20. OTHER PROPOSED ACTION

         Not Applicable


ITEM 21. VOTING PROCEDURES

         The Board of Directors has fixed the close of business on September 1, 1996 as the record date. Only holders of record of shares on the record date are entitled to notice of and to vote at the meeting. There are 5,575,833 shares outstanding and entitled to vote held by approximately 696 shareholders.

         Each holder is entitled to cast one vote per share. The presence, in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the shares is required to ratify the meeting of May 10, 1996.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the President.


                                            Equisure, Inc.


                                           /S/ D. J. Sachman




                                 EQUISURE, INC.


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                               September 30, 1996


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS



         This proxy statement is furnished to holders of the common stock of Equisure, Inc., (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the special meeting of shareholders to be held on the 30th day of September, 1996, and at all adjournments thereof, for the purpose of ratifying the special shareholder meeting of May 10, 1996. The special shareholder meeting of May 10, 1996 approved the reverse split of shares of Aloe Vera Naturel, Inc. 20-1, approved the Plan of Exchange with Equihot Delfstoffen for all of the shares of Equihot Hervezekering, the election of directors and the change of name to Equisure, Inc. The vote at the special shareholder meeting on May 10, 1996 was more than 72% of all shares outstanding for all four proposals, and less than one per cent of all shares voting against all four proposals. The Plan of Exchange was filed with the State of Minnesota, and a Certificate of Exchange was issued. The results of the special shareholder meeting were filed with the Securities and Exchange Commission on a Form 8K. The results should have been filed on a Form 14A. This special meeting of shareholders is being held to ratify the May 10, 1996 special shareholder meeting, which completed the Plan of Exchange, and to satisfy all rules.

         In addition the meeting of May 10, 1996 did not contain all dissenters' rights to the Plan of Exchange, which are included with this Proxy Statement.

         Proxies have been received for more than 50% of the former Aloe Vera Naturel, Inc. shares entitled to vote for the ratification.

         Management knows of no matters to be presented at the meeting other than as mentioned below. However, if any matter not specifically set forth in the attached Notice of Meeting properly comes before the meeting, it is intended that the holder of the proxies will vote in his discretion.

         Holders of outstanding stock of record at the close of business on September 1, 1996, are entitled to vote at the meeting and to cast one vote for each share held. The outstanding voting securities of the company, as of September 1, 1996, consists of 5,575,833 shares.

         This Proxy Statement and form of proxy are being mailed to the shareholders of Equisure, Inc. on or about September 1, 1996.


                 INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

         George N. Berger, President of the Company was paid $70,000 as a result of his accrued compensation, and for money due to him for expenses for before October, 1992. The compensation and expenses ceased in October, 1992 by agreement with the company because there was no activity in the company. All other interests are on a per share pro rata basis.


                PRINCIPAL SHAREHOLDERS OF ALOE VERA NATUREL, INC.
                             (Prior to May 10, 1996)

         The company knows of no person who was the beneficial owner of more than 5% of the company's voting securities, and all of these securities were held for more than the past two years, except as follows:

Name of Beneficial Owner     Number of Shares         % of Ownership
- ------------------------     ----------------         --------------

George N. Berger              2,625,000                     47.0%

Donald E. Densmore              250,000                      4.5%

Wayne E. Densmore               348,000                      6.0%

John P. Porter                  246,500                      4.4%

All officers and
Directors as a group          3,469,500                      62%

                OFFICERS AND DIRECTORS OF ALOE VERA NATUREL, INC.
                             (Prior to May 10, 1996)

         The officers and directors of Aloe Vera Naturel, Inc. held office for more than the past two years. There was no audit, compensation, nominating or any other committee of the Board of Directors. There was one meeting of the Board of Directors in the past year, all directors voted. The officers and directors of the company until May 10, 1996 were as follows:

Name                                  Age               Position
- ----                                  ---               --------

George N. Berger                       39         President and  Director

Donald E. Densmore                     60         Director

Wayne E. Densmore                      65         Director

John P. Porter                         69         Director

         GEORGE N. BERGER, President, Chief Financial Officer, Secretary and Director. Mr. Berger has a degree in Economics from Concordia College and an MBA from the University of Minnesota. He has served as an officer and director of the company since November, 1991.

         DONALD E. DENSMORE, Director. Mr. Densmore has been a director of the company since 1980, and was president from 1982 to 1991. From 1992 to 1995 he was an executive of K. H. Watts Co. a manufacturers representative.

         WAYNE E. DENSMORE, Director. Mr. Densmore has been a director of the company since 1980, and was secretary from 1982 to 1991. Mr. Densmore was the President of International Blending Company for 22 years until its sale in 1992, and remained the general manager until his retirement in 1995.

         JOHN P. PORTER, Director. Mr. Porter was been a director of the company since 1980. He is now retired, before retirement he was National Sales Manager for Heidelberg Eastern, Inc.


                EXECUTIVE COMPENSATION OF ALOE VERA NATUREL, INC.

         There were no officers or directors that received compensation in excess of $60,000 or more during the last year to May 10, 1996. Mr. Berger had an employment contract with the company, however, all pay had been suspended since October, 1992, and he has agreed to waive all claims for salary as a result of the Agreement and Plan of Exchange. There is no bonus, profit sharing, pension, retirement or any other compensation plan for any officer or director of the company.


                              CHANGE OF ACCOUNTANTS

         The accountants for the company were McGladrey & Pullen, L.L.P. After the special shareholder meeting on May 10, 1996 Stirtz Bernards Boyden Surdel & Larter (Moores Rowland International), of Minneapolis, Minnesota, has acted as United States accountants. There were no adverse opinions, or disclaimer of opinion or qualified opinions. There were no opinions modified as to audit scope or disagreements of audit policy. There has been free discussion between the former and present accountants. There is no audit committee of the company.


                          FUTURE STOCKHOLDER PROPOSALS

         The next annual meeting of the stockholders of the company is expected to be held in April, 1997. If any stockholder intends to present a proposal at the 1997 meeting and wishes the proposal to be included in the proxy material the holder must submit the proposal to the company, in writing by February 15, 1997.


                   VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board of Directors has fixed the close of business on September 1, 1996 as the record date. Only holders of record of shares on the record date are entitled to notice of and to vote at the meeting. There are 5,575,833 shares outstanding and entitled to vote held by approximately 696 shareholders.

         Each holder is entitled to cast one vote per share. The presence, in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the shares is required to ratify the meeting of May 10, 1996.


                        RIGHTS OF DISSENTING SHAREHOLDERS

         All holders of outstanding shares of common stock of the company have the right under Section 302A.471 of the Minnesota Statutes to dissent from the Exchange and to obtain the fair value of their shares. Any shareholder seeking to exercise his rights must follow the procedure specified in Section 302A.473 of the Minnesota Statutes. Copies of Minnesota Statutes, Section 302A.471 (Rights of dissenting shareholders) and 302A.473 (procedures for asserting dissenters' rights) are attached to this Proxy Statement.

         A shareholder may assert dissenters' rights only as to all of the shares registered in his or her name unless the shareholder dissents with respect to all of the shares which are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. Shareholders who have the right to exercise dissenters' rights and obtain payment for their shares do not have a right at law or in equity to have the proposed action at the special meting set aside or rescinded, except when the action is fraudulent with regard to the shareholder or the corporation.

         A shareholder that desires to dissent must give written notice to Equisure, Inc., 1800 Rand Tower, 527 Marquette, Minneapolis, Minnesota 55402.


         The following are the matters set forth in the Proxy Statement for the meeting on May 10, 1996, changed to reflect Generally Accepted Accounting Principles of the United States, and later developments that became known after the meeting of May 10, 1996.

                               REVERSE STOCK SPLIT

         There are now 5,575,833 shares of common stock outstanding. The Board of Directors decided that it was in the best interests of the Company to reverse split the shares so that there was 1 share for each 20 shares. This meant that there were 278,792 shares outstanding of Aloe Vera Naturel, Inc. before the Plan of Exchange.


                 PLAN OF EXCHANGE WITH EQUIHOT DELFSTOFFEN N.V.

         The Board of Directors has entered into an agreement with Equihot Delfstoffen, N.V. a Belgian Corporation for a Plan of Exchange of Equihot Hervezekering N.V. A copy of the agreement is attached to this Proxy Statement as Appendix A. Under the terms of the agreement Equihot Delfstoffen N.V. transferred all of the issued and outstanding shares of Equihot Hervezekering N.V. to the Company in exchange for 5,297,041 shares.

                             Aloe Vera Naturel, Inc.

         Aloe Vera Naturel, Inc. was started as a Minnesota corporation on August 17, 1977, and 900,000 shares were issued to the founders. Beginning in March, 1978 the company sold 895,000 shares in a public offering, and in 1981 there were an additional 133,333 shares sold. The company was formed to market cosmetics and skin care products. The business was not successful, and in 1982 the business ceased.

         There were 500,000 shares issued in 1982 to retire notes payable. Also in 1982 there was an attempt to resurrect the business with an agreement with Longhorn Energy Services, Inc. This was not successful. There were 60,000 shares issued in settlement of legal and other fees in connection with a Longhorn offering, and there was a reversal of the Longhorn merger in 1984 that resulted in the issuance of 300,000 shares of the company, which was approved at a shareholders meeting in 1992.

         There were additional shares issued in 1991: 12,500 for referral fees, 150,000 to Donald E. Densmore for management fees, and 2,625,000 to George N. Berger for consulting fees incurred before he became an officer and director of the company.

         The company filed a registration statement on Form 10-SB in January, 1994 to become a reporting company. In September, 1995 the registration statement was cleared by the Securities and Exchange Commission.

         The company has had no material assets and no business operation since the discontinuance of the cosmetics and skin care marketing business in 1982.


                           Equihot Hervezekering N.V.

         Equihot Hervezekering N.V. is a corporation, incorporated in Belgium, and is a wholly owned subsidiary of Equihot Delfstoffen N.V., also a Belgian corporation. The parent company is a metals trading company that trades in raw, refined or constructed products of metal throughout the world. Equihot Hervezekering N.V. was started as a reinsurance subsidiary of the parent company.

         Equihot Hervezekering N.V. principally does business with companies in the metal trading business. It only writes reinsurance, not the primary insurance. The reinsurance is limited principally to that of financial or political risks associated with the delivery of metal products, usually defined as raw, refined or constructed products, warehoused or in transit, as a result of the risks of political insurrection, riots, strikes and other malicious acts, including terrorism; and relating to the movement of cargo by land, sea or air, including the ship's hulls and light aircraft.

         Equihot Herverzekering N.V. principally underwrites:
(A)      Financial Risk reinsurance on the basis of:-
         "An actual loss being incurred by the insured as a result of the failure of a trading partner to complete agreed contracts of purchase from the insured leading to a breach of contract." The coverage is provided to original insureds in the mining and metal trading sectors.

(B)      Political Risk reinsurance on the basis of:-
         "An actual loss being incurred by the insured as a result of seizure or destruction of goods, due to Civil War, Riots, Strikes and Illegal Civil Unrest". As in (A) this coverage is provided to original insureds in the mining and metal trading sectors. In geographical terms, primarily Australia, Indonesia, South Africa and Zambia.

         Reinsurance derived from the insurable risks detailed in A and B, accounted for premiums written of $18,941,368 for the financial year ending 31 December 1994 and $26,011,236 for 1995. The projected premiums written for 1996 from these classes is approximately $30,000,000.

         Equihot Hervezekering N.V. also has a policy of entering into an agreement with one specific producer on one geographical area. The reason is to avoid conflict between producers, and also to maintain a desired rating structure and any downward pressure from competing brokers in the same market.

         The close association with the parent company has led to a desirable risk structure, and there have been no losses from claims on an as if basis in the past seven years. Equihot Hervezekering N.V. branched out in 1995 to write reinsurance for other major international companies active in metal trading. In keeping with the prior method of operation the company only enters into arrangements with insurance companies with a proven risk management experience, and an acceptable level of loss ratio.


                                 CHANGE OF NAME

         The Company changed its name after the shareholders meeting to Equisure, Inc. It will retain the name Equihot Hervezekering N.V. for its wholly owned subsidiary for the reason that it has many insurance contracts throughout the world in that name. As a result it would create numerous problems to cease doing business as Equihot Hervezekering N.V., and it will continue to do business in that name. It is intended that all accounting will be on a consolidated basis, so that the income of the subsidiary will be the income of the parent company.


                      OFFICERS AND DIRECTORS OF THE COMPANY

         The following information sets forth information as to the persons who are Officers and Directors of Equisure, Inc.:

Name                                 Age               Position
- ----                                 ---               --------

P. G. Uttley                           65         Chairman and a Director

B. Harding                             47         President and a Director

Gerda Elsen                            36         Director

D. J. Sachman                          51         Director


         P. G. UTTLEY, Chairman and a Director. Mr. Uttley is British, and has been in the insurance business since 1959. At this time he is Chairman of Owen & Wilby, Chairman of Owl Holdings Limited, Fonde de Pouvoir of Equihot Societe Anonyme Monegasque, Director of Equihot Verzekering N.V., Director of Equihot Hervezekering N.V. and Chairman of P & B Limited.

         BARRIE HARDING, President and a Director. Mr. Harding is British and has been in the insurance business since 1965. From 1989 to 1993 he was Managing Director of Hull & Co., Ltd., during 1994 he was a member of the board of Hogg Insurance Brokers, Ltd., from January, 1995 to February, 1996 he was with Harding Associates, and from February, 1996 to the present he has been a director of Equihot insurance companies.

         GERDA ELSEN, Director - Actuarial/Insurance Accounts. Mrs. Elsen is Belgian, and has been in the insurance business since 1987. From 1987 to 1995 she was with Area Benefits Network International Services S.G., a Professor of mathematics at E.H.S.A.L., and an Actuary at Hewitt CBC S.A. From January, 1996 she has been a Director of Equihot Hervezekering N.V.

         DAVID SACHMAN, Director - Finance. Mr. Sachman is a citizen of South Africa. He has been employed since 1988 as Director of Equihot Finance Trust and the Equihot companies.


                        SECURITY OWNERSHIP OF THE COMPANY

         The following table sets forth information as to the owners of 5% or more of the voting securities, and officers and directors of the new company:

Name of Beneficial Owner     Number of Shares         % of Ownership
- ------------------------     ----------------         --------------

May 10, 1996
Equihot Delfstoffen N.V.         5,297,041                  95%


September 1, 1996
Equihot Delfstoffen N.V.         1,269,703                  22%

David Sachman                      248,500                   4%

Barrie Harding                     100,000                   2%

Gerda Elsen                        100,000                   2%

Peter Uttley                       100,000                   2%

All officers and
Directors as a group             1,798,203                  32%



              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
      As stated under GAAP (previously presented under European standards)

         The following is the unaudited pro forma condensed balance sheet, as of December 31, 1995 for both Aloe Vera and Equihot, showing the condensed balance sheet items, and the total for both combined, under generally accepted accounting principles of the United States.

                                            Historical                   Pro forma
                                            ----------                   ---------
                                    Aloe Vera        Equihot
                                    ---------        -------

Assets
  Investments                       $     --         $15,790,358        $15,790,358
  Cash and cash equivalents         $     --         $32,216,805        $32,216,805
  Other Assets                      $     --         $10,945,983        $10,945,983
                                                     -----------        -----------

                                    $     --         $58,953,146        $58,953,146
                                                     -----------        -----------

Liabilities and Stockholders Equity
  Liabilities                       $  68,693        $ 8,115,819        $ 8,184,512
  Underwriting Reserves             $     --         $16,909,846        $16,909,846
  Stockholders Equity               $ (68,693)       $33,927,481        $33,858,788
                                    ----------       -----------        -----------
  Book Value per Share              $    (.01)       $      6.08        $      6.07
                                    $     --         $58,953,146        $58,953,146
                                    ----------       -----------        -----------


             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
      As stated under GAAP (previously presented under European standards)

         The following is the unaudited pro forma condensed income statement, as of December 31, 1995 for both Aloe Vera and Equihot, showing the condensed income statement items, and the total for both combined, under generally accepted accounting principles of the United States.

                                Historical                      Pro forma
                                ----------                      ---------
                           Aloe Vera    Equihot
                           ---------    -------

Total Revenues             $     --            $  5,645,950   $  5,645,950
Investment Income          $     --            $  1,272,547   $  1,272,547
Expenses                   $     4,062         $  5,705,231   $  5,709,293
                           ------------        ------------   ------------

Income (Loss)              $    (4,062)        $  1,213,266   $  1,209,204
Per Share                  $    (.0007)        $        .22   $        .22



                               FUTURE DEVELOPMENT

         Equihot Hervezekering N.V. has shown growth of about 9% in the first six months of 1996 compared with the same period in 1995.

         The Company is looking for new areas of expansion, presently under review is South America and Australia. The Company is looking for growth with a profit, short term growth without known profit will be avoided.

         The principle source of reinsurance business is from Africa, in the mining sector. This has not been maximized, and the company will look for continued expansion.

         The shareholders of Equihot Herverzekering N.V. paid into the company (in addition to stock) the sum of $32,500,000 by way of a contributed surplus. This takes the form of a subordinated loan, paying an annual coupon of 6% on December 12th to the shareholders of Equihot Hervezekering N.V. This loan is not repayable and will be converted to common stock of Equihot Herverzekering N.V. at par on December 12, 1999. The title of lender to this subordinated loan was assigned in its entirety to Equisure Inc.

         In percentage terms these political-financial risks written accounted for 100% of the reinsurance premium income for 1994, approximately 95% in 1995 and an estimated 65% in 1996. The target portfolio balance is 50% financial and political reinsurance and 50% general reinsurance to be achieved by the year ending 1997.

         The remainder of the Company's net reinsurance income is derived from general reinsurance, specifically in the following classes.

                                1994         1995             1996
                                ----         ----             ----
Marine Hull                      0%           3.50%         12.50%  EST
Aviation Hull                    0%           0.90%          5.50%  EST
Marine Cargo                     0%           0.57%         12.00%  EST
Personal Accident                0%              0%          4.00%  EST
Misc. Property & Casualty        0%              0%          1.00%  EST

No other classes of reinsurance are sought, or accepted

         In overall income terms Equihot Herverzekering N.V. considers the financial and political risk sector to ceiling at $30,000,000 +/-, by choice. In the general reinsurance sector the intended ceiling is also $30,000,000 +/-, again by choice, giving a combined $60,000,000 net premium income ceiling. In balance sheet terms Equihot Herverzekering N.V. is then limiting its underwriting income to less than twice capital and reserves.

          This under-use of capacity allows for selective growth on a conservative basis, producing a maintained steady profit, obtained and supported through known income and mid term investments. Conservatism has worked, Equihot Herverzekering N.V. has maintained full reserving yet has been able to return a net profit of $ 1,213,123 for 1995, its second full year of trading. Further, the Company made payments to Shareholders totalling $4,982,919 in respect of coupon and commissions.

         Equihot Herverzekering N.V. principally operates and underwrites from 8 Louisa Marialei, Antwerp, Belgium, Tel.No. 32-3-232 5353, Fax 32-3-232 7702., with secondary offices in London, Monaco and Johannesburg. It has 6 Directors, 2 managers and 15 staff, located in Antwerp and at offices in London, Monaco, and Johannesburg.